Exhibit 99.1

    DeVry Inc. Announces Strong Fiscal 2008 First-Quarter Results

      Increased revenue and operating leverage drive significant earnings growth during the quarter


    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Oct. 25, 2007--DeVry Inc. (NYSE:DV), a global provider of educational services, reported financial results for the fiscal 2008 first quarter and September 2007 enrollment at Ross University and Keller Graduate School of
Management.

    Revenues in the first quarter increased 14.2 percent to $250.3 million, compared with $219.2 million for the same quarter one year ago. Net income for the first quarter was $26.8 million, or $0.37 per diluted share, compared to $20.9 million, or $0.29 per diluted share last year.

    Net income in the first quarter of fiscal 2008 includes the up front loss of $2.3 million, net of tax, or $0.03 per share, from the sale/leaseback transactions at Phoenix, Seattle, and Alpharetta, Ga., while last year's results included the gain from the West Hills facility sale, which was $11.8 million, net of tax, or $0.16 per share. Excluding these discrete items from both years, net income for the first quarter totaled $29.1 million in fiscal 2008 versus $9.1 million in fiscal 2007, an increase of 221 percent, while earnings per share totaled $0.40 in fiscal 2008 versus $0.13 in fiscal 2007, an increase of 208 percent. Preliminary operating segment results are included in the financial statements in today's announcement.

    "The strong earnings results during the first quarter were driven by double-digit revenue growth across all three of our operating segments, combined with the operating leverage we achieved from our cost management focus and the impact of our real estate optimization plan," said Daniel Hamburger, DeVry's president and chief executive officer. "While we expect to achieve further operating leverage in the coming quarters, we anticipate higher levels of spending on facilities, personnel and systems infrastructure to support long-term growth."

    During the first quarter, DeVry University opened new locations in Nashville, Tenn., Detroit, and Bakersfield, Calif.

    For the September 2007 session, the total number of coursetakers at DeVry University's Keller Graduate School of Management (KGSM) reached a record high of 15,857 coursetakers compared to 14,069 coursetakers in the September 2006 session, an increase of 12.7 percent. Fall 2007 enrollment results for DeVry University and the November session at KGSM will be reported December 6.

    The number of new students enrolled at Ross University for the September 2007 term was 572 compared to 628 in the previous year, a decrease of 8.9 percent. The decrease is related to a higher number of transfer students last year along with near term capacity constraints during Ross' peak September enrollment period. The total number of students enrolled for the same period increased 4.3 percent to 3,885, compared to 3,724 last year. Ross University continues to make investments in faculty, classrooms, laboratories, and student housing to respond to capacity constraints and continued strong student demand for medical and veterinary medical education.

    During the first quarter of fiscal 2008, DeVry repurchased approximately 155,000 shares of its common stock at cost of approximately $5.4 million. To date, approximately 510,500 shares of DeVry stock have been purchased on the open market as part of this program for a total of $15.9 million at an average cost of $31.22 per share.

    Recently, DeVry signed an agreement to acquire Advanced Academics Inc. (AAI), a leading provider of online secondary education. AAI supplements traditional classroom programs through online course instruction using highly qualified teachers and a proprietary technology platform specifically designed for secondary education. The acquisition is an investment in a high growth market and consistent with DeVry's strategy to aggressively grow online and to diversify its program offerings.

    DeVry Inc. will hold a conference call to discuss its fiscal 2008 first-quarter results on October 25, 2007, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

    For those wishing to participate by telephone, dial 866-203-3206 (domestic) or 617-213-8848 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1425760. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.) Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

    The company will archive a telephone replay of the call until November 8, 2007. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 28771493. To access the Webcast replay, please visit the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1425760. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    About DeVry Inc.

    DeVry Inc. (NYSE:DV) is the parent organization of DeVry University, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.



Selected Operating Data (in thousands, except per share data)
----------------------------------------------------------------------

                                                   First Quarter
                                                FY2008       FY2007
                                             -------------------------
Revenues                                         $250,318     $219,215
Net Income                                        $26,835      $20,920
Earnings per Share (diluted)                        $0.37        $0.29
Number of common shares (diluted)                  71,947       71,029


    Use of Non-GAAP Financial Information and Supplemental
Reconciliation Schedule

    The following table illustrates the effects of the gain/loss on the sale of facilities on the company's earnings. The non-GAAP disclosure of earnings is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago quarter's earnings (in thousands, except per share data):



                                                   First Quarter
                                                FY2008       FY2007
                                             -------------------------
Net Income                                        $26,835      $20,920
  Earnings per Share (diluted)                      $0.37        $0.29
(Loss)/Gain on Facility Sales (net of tax)       $(2,279)      $11,840
  Earnings per Share (diluted)                    $(0.03)        $0.16
Net Income Excluding the (Loss)/Gain on
 Facility Sales                                   $29,114       $9,080
  Earnings per Share (diluted)                      $0.40        $0.13




September 2007 Enrollment Results
----------------------------------------------------------------------

Keller Graduate School of        September    September     Increase
 Management                         2007         2006      (Decrease)
Total coursetakers(1)
 (onsite/online)                      15,857       14,069       12.7 %
Ross University
New students                             572          628       (8.9)%
Total students                         3,885        3,724         4.3%




                                               Percent      Average
Employment Statistics          Period         Employed(2)    Salary
------------------------
DeVry University
 (Undergraduate)        Jun 06-Oct 06-Feb 07         92.6      $41,898


    (1) The term "coursetaker" refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

    (2) Graduates who actively pursued employment or who were already employed when they graduated and held positions in their chosen fields within six months of graduation.

    Supplemental Company Data:

    Chart 1- Real Estate Optimization Strategy

    Selected examples of DeVry's recent real estate optimization efforts.



Date  Site          Actions                 Impact
 8/06 Philadelphia  Excess parking          Proceeds of $1 million
 9/06 West Hills    Facility sale           Proceeds of $36 million
 9/06 DuPage        Co-location of          $360,000 annualized
                     academics               savings
 9/06 Phoenix       Co-location of online   $160,000 annualized
                     recruitment             savings
 3/07 Columbus      Co-location of          $250,000 annualized
                     Chamberlain             savings
 5/07 Calgary       Sublease excess space   $700,000 annualized
                                             savings
 5/07 Pomona        Excess parking          $190,000 annualized
                                             savings
 7/07 Dallas        Leased 60% of existing  $900,000 annualized
                     space                   savings
 9/07 Alpharetta    Sale/leaseback          $200,000 annualized
                                             savings
 9/07 Phoenix-      Sale/leaseback 60% of   Proceeds of $28.4 million;
       Seattle       space                  $1 million annualized
                                             savings


    Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007.



                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                             September 30,   June 30,    September 30,
                                 2007          2007          2006
                             ------------- ------------- -------------

ASSETS
----------------------------

  Current Assets
  --------------------------

    Cash and Cash
     Equivalents                 $150,011      $129,155      $168,646
    Marketable Securities          72,745             -             -
    Restricted Cash                21,218        14,483        30,198
    Accounts Receivable, Net       75,790        43,084        76,803
    Inventories                       113           141           129
    Deferred Income Taxes,
     Net                           15,491        13,915        15,485
    Prepaid Expenses and
     Other                         18,361        18,207        22,463
                             ------------- ------------- -------------

      Total Current Assets        353,729       218,985       313,724
                             ------------- ------------- -------------

  Land, Buildings and
   Equipment
  --------------------------

    Land                           51,707        60,570        61,642
    Buildings                     201,884       218,836       209,668
    Equipment                     266,677       260,847       248,476
    Construction In Progress        5,038        15,816        12,278
                             ------------- ------------- -------------

                                  525,306       556,069       532,064

    Accumulated Depreciation
     and Amortization            (292,442)     (296,742)     (274,823)
                             ------------- ------------- -------------

      Land, Buildings and
       Equipment, Net             232,864       259,327       257,241
                             ------------- ------------- -------------

  Other Assets
  --------------------------

    Intangible Assets, Net         55,874        56,920        61,955
    Goodwill                      291,113       291,113       291,113
    Perkins Program Fund,
     Net                           13,450        13,450        13,450
    Other Assets                    5,510         4,318         2,639
                             ------------- ------------- -------------

      Total Other Assets          365,947       365,801       369,157
                             ------------- ------------- -------------

TOTAL ASSETS                     $952,540      $844,113      $940,122
                             ============= ============= =============




                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                             September 30,   June 30,    September 30,
                                 2007          2007          2006
                             ------------- ------------- -------------

LIABILITIES
----------------------------

  Current Liabilities
  --------------------------

    Current Portion of Debt            $-            $-       $75,000
    Accounts Payable               32,799        34,295        34,313
    Accrued Salaries, Wages
     and Benefits                  35,392        47,093        34,917
    Accrued Expenses               41,491        32,737        45,268
    Advance Tuition Payments       14,828        14,402        18,699
    Deferred Tuition Revenue      122,415        37,348       103,745
                             ------------- ------------- -------------

      Total Current
       Liabilities                246,925       165,875       311,942
                             ------------- ------------- -------------

  Non-Current Liabilities
  --------------------------

    Revolving Loan                      -             -        10,000
    Deferred Income Taxes,
     Net                            8,689        18,343        10,705
    Accrued Postemployment
     Agreements                     4,661         4,901         5,565
    Deferred Rent and Other        26,289        13,028        14,519
                             ------------- ------------- -------------

      Total Non-current
       Liabilities                 39,639        36,272        40,789
                             ------------- ------------- -------------

TOTAL LIABILITIES                 286,564       202,147       352,731
                             ------------- ------------- -------------

SHAREHOLDERS' EQUITY
----------------------------

  Common Stock, $0.01 par
   value, 200,000,000 Shares
   Authorized; 71,098,000,
   71,131,000 and 70,823,000
   Shares issued and
   outstanding at September
   30, 2007, June 30, 2007
   and September 30, 2006,
   respectively.                      717           716           709
  Additional Paid-in Capital      147,511       143,580       126,186
  Retained Earnings               536,933       510,979       462,813
  Accumulated Other
   Comprehensive Loss              (1,550)         (918)         (423)

  Treasury Stock, at Cost
   (589,393, 436,786 and
   91,927 Shares,
   Respectively)                  (17,635)      (12,391)       (1,894)
                             ------------- ------------- -------------

TOTAL SHAREHOLDERS' EQUITY        665,976       641,966       587,391
                             ------------- ------------- -------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY            $952,540      $844,113      $940,122
                             ============= ============= =============




                              DEVRY INC.
                  CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
         (Dollars in Thousands Except for Per Share Amounts)

                             PRELIMINARY



                                                  For The Quarter
                                                Ended September 30,
                                             -------------------------

                                                 2007         2006
                                             ------------ ------------

REVENUES:
  Tuition                                       $230,221     $202,633
  Other Educational                               20,097       16,582
                                             ------------ ------------

    Total Revenues                               250,318      219,215
                                             ------------ ------------

OPERATING COSTS AND EXPENSES:
  Cost of Educational Services                   121,028      120,304
  Loss (Gain) on Sale of Assets                    3,743      (19,855)
  Student Services and Administrative
   Expense                                        91,645       85,798
                                             ------------ ------------

    Total Operating Costs and Expenses           216,416      186,247
                                             ------------ ------------

Operating Income                                  33,902       32,968

INTEREST:
  Interest Income                                  2,407        1,438
  Interest Expense                                  (221)      (2,169)
                                             ------------ ------------

    Net Interest Income (Expense)                  2,186         (731)
                                             ------------ ------------

Income Before Income Taxes                        36,088       32,237

Income Tax Provision                               9,253       11,317
                                             ------------ ------------

NET INCOME                                       $26,835      $20,920
                                             ============ ============

EARNINGS PER COMMON SHARE:
  Basic                                            $0.38        $0.30
                                             ============ ============
  Diluted                                          $0.37        $0.29
                                             ============ ============




                              DEVRY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
----------------------------------------------------------------------
                             PRELIMINARY
                                                  For The Quarter
                                                Ended September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                     $26,835      $20,920
  Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:

      Stock-Based Compensation Charge              1,514          978
      Depreciation                                 8,405        8,392
      Amortization                                 1,081        2,200
      Provision for Refunds and
       Uncollectible Accounts                     14,725       13,308
      Deferred Income Taxes                       (6,785)      (3,652)
      Loss (Gain) on Disposals of Land,
       Buildings and Equipment                     3,735      (19,724)
      Changes in Assets and Liabilities, Net
       of Effects from Acquisitions of
       Businesses:
        Restricted Cash                           (6,729)      (9,566)
        Accounts Receivable                      (47,401)     (43,544)
        Inventories                                   37            4
        Prepaid Expenses And Other                   704       (4,837)
        Accounts Payable                          (1,509)      (5,364)
        Accrued Salaries, Wages, Benefits
         and Expenses                                (60)      16,946
        Advance Tuition Payments                     390        2,115
        Deferred Tuition Revenue                  85,067       71,976
                                             ------------ ------------

  NET CASH PROVIDED BY OPERATING ACTIVITIES       80,009       50,152
                                             ------------ ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                           (18,140)      (7,761)
  Net Proceeds from Sales of Land, Building
   and Equipment                                  38,528       34,778
  Marketable Securities Purchased                (82,738)           -
  Marketable Securities-Maturities and Sales      10,000            -
                                             ------------ ------------

  NET CASH (USED IN) PROVIDED BY INVESTING
   ACTIVITIES                                    (52,350)      27,017
                                             ------------ ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Exercise of Stock Options          2,394          658
  Proceeds from Stock Issued Under Employee
   Stock Purchase Plan                               182          227
  Repurchase of Common Stock for Treasury         (5,402)           -
  Cash Dividend Paid                              (3,557)           -
  Excess Tax Benefit from Stock-Based
   Payments                                          167            8
  Borrowings from Revolving Credit Facility       25,000            -
  Repayments Under Revolving Credit Facility     (25,000)           -
  Repayments Under Senior Notes                        -      (40,000)
                                             ------------ ------------

  NET CASH USED IN FINANCING ACTIVITIES           (6,216)     (39,107)
                                             ------------ ------------

Effects of Exchange Rate Differences                (587)           1
                                             ------------ ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS         20,856       38,063

Cash and Cash Equivalents at Beginning of
 Period                                          129,155      130,583
                                             ------------ ------------

Cash and Cash Equivalents at End of Period      $150,011     $168,646
                                             ============ ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Cash Paid During the Period for:
    Interest                                        $177       $2,150
    Income Taxes, Net                              6,392          225




                              DEVRY INC.
                         SEGMENT INFORMATION
----------------------------------------------------------------------
                        (Dollars in Thousands)

                             PRELIMINARY


                                          For The Quarter
                                        Ended September 30,
                             -----------------------------------------
                                                           Increase
                                 2007          2006       (Decrease)
                             ------------- ------------- -------------

REVENUES:
  DeVry University               $194,765      $172,572          12.9%
  Professional and Training        18,313        16,132          13.5%
  Medical & Healthcare             37,240        30,511          22.1%
                             ------------- -------------

    Total Consolidated
     Revenues                     250,318       219,215          14.2%
                             ------------- -------------

OPERATING INCOME:
  DeVry University                 15,561        18,298         -15.0%
  Professional and Training         8,358         6,814          22.7%
  Medical & Healthcare             11,601        10,583           9.6%
  Reconciling Items:
    Amortization Expense           (1,046)       (1,807)        -42.1%
    Depreciation and Other           (572)         (920)        -37.8%
                             ------------- -------------

    Total Consolidated
     Operating Income              33,902        32,968           2.8%

INTEREST:
    Interest Income                 2,407         1,438          67.4%
    Interest Expense                 (221)       (2,169)        -89.8%
                             ------------- -------------

    Net Interest Income
     (Expense)                      2,186          (731)       $2,917
                             ------------- -------------

    Total Consolidated
     Income before Income
     Taxes                        $36,088       $32,237          11.9%
                             ------------- -------------


    The following table displays the discrete income statement items related to the gains and losses on the sales of operating facilities as a separate component of operating income and income before income taxes. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.



                                          For The Quarter
                                        Ended September 30,
                              ----------------------------------------
                                                           Increase
                                  2007         2006       (Decrease)
                              ------------ ------------- -------------

DeVry University Operating
 Income                            $15,561      $18,298         -15.0%
Loss (Gain) on Sale of Assets        3,743      (19,855)           NM
                              ------------ -------------
DeVry University Operating
 Income (Loss)
   Excluding Gain/Loss on
    Sale of Assets                 $19,304      $(1,557)      $20,861
                              ------------ -------------


    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates, 630-574-1949
             jbates@devry.com
             or
             Media Contact:
             David Gutierrez, 312-780-7204
             dutierrez@dresnerco.com